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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated March 13, 1998, except for Note 13, as to which the date is April 28, 1998, in the Registration Statement (Form S-1) and related Prospectus of Metawave Communications Corporation for the registration of 5,000,000 shares of its common stock.

                                          Ernst & Young LLP

Seattle, Washington
July 22, 1998